Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Summit Hotel Properties, Inc.:

We consent to the use of (1) our reports dated February 26, 2013, with respect to the consolidated balance sheets of Summit Hotel Properties, Inc. and subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), and changes in equity of Summit Hotel Properties, Inc. and subsidiaries for the year ended December 31, 2012 and the period from February 14, 2011 (commencement of operations) through December 31, 2011, the related consolidated statements of operations, comprehensive income (loss), and changes in equity of Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the period from January 1, 2011 through February 13, 2011 and the year ended December 31, 2010, the related consolidated statement of cash flows of Summit Hotel Properties, Inc. and subsidiaries for the year ended December 31, 2012, the related combined consolidated statement of cash flows of Summit Hotel Properties, Inc. and subsidiaries and Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the year ended December 31, 2011, and the related consolidated statement of cash flows of Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the year ended December 31, 2010, the related financial statement schedule III, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, and (2) our reports dated February 26, 2013, with respect to the consolidated balance sheets of Summit Hotel OP, LP and subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), and changes in equity of Summit Hotel OP, LP and subsidiaries for the year ended December 31, 2012 and the period from February 14, 2011 (commencement of operations) through December 31, 2011, the related consolidated statements of operations, comprehensive income (loss), and changes in equity of Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the period from January 1, 2011 through February 13, 2011 and the year ended December 31, 2010, the related consolidated statement of cash flows of Summit Hotel OP, LP and subsidiaries for the year ended December 31, 2012, the related combined consolidated statement of cash flows of Summit Hotel OP, LP and subsidiaries and Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the year ended December 31, 2011, and the related consolidated statement of cash flows of Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the year ended December 31, 2010, the related financial statement schedule III, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, incorporated by reference herein.

Our reports on the effectiveness of internal control over financial reporting of Summit Hotel Properties, Inc. and Summit Hotel OP, LP as of December 31, 2012 contain an explanatory paragraph that states consolidated subsidiaries of Summit Hotel Properties, Inc. and Summit Hotel OP, LP acquired 19 hotels (the Acquired Hotels) in 2012, and management excluded from its assessment of the effectiveness of

Summit Hotel Properties, Inc.’s and Summit Hotel OP, LP’s internal control over financial reporting as of December 31, 2012, the Acquired Hotels’ internal control over financial reporting associated with total revenue of $24.9 million included in the consolidated financial statements of Summit Hotel Properties, Inc. and subsidiaries for the year ended December 31, 2012 and consolidated financial statements of Summit Hotel OP, LP and subsidiaries for the year ended December 31, 2012, and also states that our audit of internal control over financial reporting of Summit Hotel Properties, Inc. and Summit Hotel OP, LP also excluded an evaluation of the internal control over financial reporting of the Acquired Hotels.

/s/ KPMG LLP

Chicago, Illinois

March 13, 2013